Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-222167) pertaining to the Bandwidth Inc. 2017 Incentive Award Plan, the Bandwidth.com, Inc. 2010 Equity Compensation Plan, and the Bandwidth.com, Inc. 2001 Stock Option Plan of our report dated February 26, 2018, with respect to the consolidated financial statements of Bandwidth Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 26, 2018